UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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QUALCOMM INCORPORATED
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The following employee communication may be provided to stockholders of Qualcomm Incorporated (“Qualcomm”).

Get Informed: Stockholder Microsite Provides Information on Voting Process and Our Roadmap to Value

As Qualcomm urges stockholders to reject Broadcom’s undervalued takeover proposal, make sure you are informed about your role as a stockholder and our plans for future growth.

In preparation for our Annual Meeting of Stockholders on March 6, Qualcomm today publicly released an investor presentation and issued a letter to all stockholders summarizing why we believe our Board of Directors should be re-elected.

Our management team walks through our strategy and Broadcom’s low value and high risk proposal. Watch the video.

The letter and the presentation outline the significant near- and long-term opportunities for the company that will move us forward and drive value creation for our stockholders.

The letter also outlines Qualcomm’s belief that Broadcom is attempting to acquire Qualcomm at an opportunistic, inferior price by installing a slate of inherently conflicted nominees with minimal relevant experience.

In his email to employees Steve Mollenkopf said: “We have more opportunities in front of us than any other time in Qualcomm’s history.”

To take advantage of those opportunities, Qualcomm is focusing on specific actions, including:

•                  Continued growth in our core business, driven by our recent wins

•                  A new cost reduction program

•                  Accretion from our NXP acquisition (or, alternatively, a large share repurchase)

•                  Resolution of current licensing disputes

To learn more about our path to growth, as well as to get more information about the voting process, visit www.qcomvalue.com. This dedicated microsite provides resources and additional information to keep you informed, and it will be regularly updated between now and the March 6 Annual Meeting.

One of the available resources is a video in which our management team walks through our strategy and value creation opportunities, as well as Broadcom’s low value and high risk proposal to acquire Qualcomm.

Important Voting Information

To vote to re-elect our Board, vote the WHITE proxy card. Broadcom will solicit your vote by sending letters and a blue proxy card. You are strongly urged to discard any blue proxy cards you may receive from Broadcom. This is because voting the blue proxy card - even as a form of protest against the Broadcom slate - will revoke any previous votes you may have submitted using our white proxy card.

•                  Read the press release

•                  Visit the Microsite

•                  Download the investor presentation

ADDITIONAL INFORMATION

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.